Exhibit 10.3

PERFORMANCE-BASED RESTRICTED STOCK UNITS AGREEMENT

THIS PERFORMANCE-BASED RESTRICTED STOCK UNITS AGREEMENT (this “Agreement”) is made effective as of May 17, 2008 (the “Grant Date”), between Maguire Properties, Inc., a Maryland corporation (the “Company”), Maguire Properties, L.P., a Maryland limited partnership (the “Partnership”), and Nelson C. Rising (the “Executive” or “Restricted Stock Unit Holder”).

WHEREAS, the Company and the Partnership desire to employ Executive and have entered into an Employment Agreement with the Executive concurrently herewith (the “Employment Agreement”) embodying the terms of such employment, and this Agreement is entered into in connection with the Employment Agreement;

WHEREAS, the Company has established the Second Amended and Restated 2003 Incentive Award Plan of Maguire Properties, Inc., Maguire Properties Services, Inc. and Maguire Properties, L.P. (the “Plan”);

WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, Section 8.5 of the Plan provides for the issuance of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), pursuant to Deferred Stock awards (“Restricted Stock Units”);

WHEREAS, the Compensation Committee of the Board of Directors, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to grant to the Executive the Restricted Stock Units as provided for herein as an inducement to the Executive to enter into or remain in the service of the Company pursuant to the terms of the Employment Agreement, and has advised the Company thereof and instructed the undersigned officer to issue said Restricted Stock Units; and

WHEREAS, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in this Agreement (including terms which are defined herein by reference to the Employment Agreement) or, if not defined herein, in the Plan;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

AWARDS OF RESTRICTED STOCK UNITS

Section 1.1 – Awards of Restricted Stock Units

(a) For good and valuable consideration, on the Grant Date the Company hereby grants to the Executive Restricted Stock Units for 1,250,000 shares of Common Stock upon the terms and conditions set forth in this Agreement. Each Restricted Stock Unit represents the right to receive one share of Common Stock at the times and subject to the conditions set forth herein, upon payment of the purchase price of $0.01 per share of Common Stock without commission or other charge. The Company shall withhold this purchase price from the number of shares of Common Stock to be distributed, unless the Executive elects to pay this purchase price in cash by providing written notice to the Company of such election no less than 15 days prior to the date of which such shares are to be issued.

(b) Pursuant to Section 11.3 of the Plan, the Company agrees to make proportionate adjustments to the number and Vesting Prices (as set forth in Section 2.1(a) hereof) of outstanding Restricted Stock Units as provided in Appendix A to this Agreement or, if not specifically provided for in Appendix A, as provided in Section 2.5 hereof or Section 11.3 of the Plan, it being understood that any such adjustment to the number of outstanding Restricted Stock Units shall be made with respect to any particular outstanding Restricted Stock Unit until such time as such Restricted Stock Unit expires, is forfeited or is actually distributed in shares of Common Stock or paid in cash hereunder.

Notwithstanding anything to the contrary anywhere else in this Agreement, the Restricted Stock Units granted under this Agreement are subject to the terms, definitions and provisions of this Agreement and the Plan, which is incorporated herein by reference; provided, however, that in the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of this Agreement shall control.

Section 1.2 – Consideration to Company

In consideration for the grant of Restricted Stock Units provided for in this Agreement, the Executive agrees to render services to the Company pursuant to the terms of the Employment Agreement. Nothing in this Agreement or in the Plan shall confer upon the Executive any right to continue in the service of the Company, the Partnership, or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, the Partnership, or any Subsidiary, which are hereby expressly reserved, to discharge the Executive at any time for any reason whatsoever, with or without cause, it being understood that the foregoing shall not be deemed to reduce or otherwise adversely affect the intended benefits conferred upon the Executive by this Agreement or the Employment Agreement.

ARTICLE II.

VESTING AND PAYMENT

Section 2.1 – Vesting of Restricted Stock Units

(a) Subject to paragraphs (b), (c) and (d) below and to Section 2.2 hereof, the Restricted Stock Units shall vest in cumulative installments as follows:

(i) Twenty percent (20%) of the Restricted Stock Units shall vest on the later to occur of (i) the first anniversary of the Grant Date and (ii) the attainment of a Vesting Price of $25 per share of Common Stock;

(ii) Twenty percent (20%) of the Restricted Stock Units shall vest on the later to occur of (i) the second anniversary of the Grant Date and (ii) the attainment of a Vesting Price of $30 per share of Common Stock;

(iii) Twenty percent (20%) of the Restricted Stock Units shall vest on the later to occur of (i) the third anniversary of the Grant Date and (ii) the attainment of a Vesting Price of $35 per share of Common Stock;

(iv) Twenty percent (20%) of the Restricted Stock Units shall vest on the later to occur of (i) the fourth anniversary of the Grant Date and (ii) the attainment of a Vesting Price of $40 per share of Common Stock; and

(v) Twenty percent (20%) of the Restricted Stock Units shall vest on the later to occur of (i) the fifth anniversary of the Grant Date and (ii) the attainment of a Vesting Price of $45 per share of Common Stock.

For purposes of this Agreement, the Vesting Price will be attained if either (i) the Fair Market Value of a share of Common Stock equals or exceeds the applicable Vesting Price for twenty (20) consecutive Trading Days (as defined in Appendix A hereto) on or before the fifth anniversary of the Grant Date, or (ii) the highest price per share of Common Stock paid in a transaction or event that results in a Change in Control on or before the fifth anniversary of the Grant Date equals or exceeds the Vesting Price.

(b) Notwithstanding any provision to the contrary in paragraph (a) above, after the first anniversary of the Grant Date the Restricted Stock Units shall, for purposes of paragraph (a) above, be deemed to satisfy the time vesting requirement on a daily pro rata basis between each anniversary of the Grant Date, such that on the date of any determination an additional number of Restricted Stock Units shall satisfy the time vesting requirement (rounded to the nearest whole share) equal to the product of (A) the number of Restricted Stock Units which would otherwise satisfy the time vesting requirement on the next anniversary of the Grant Date under paragraph (a) above, and (B) a fraction the numerator of which shall be the number of days which have elapsed since the immediately preceding anniversary of the Grant Date and the denominator of which shall be 365.

(c) Each additional Restricted Stock Unit which results from adjustments made pursuant to Section 1.1(b) hereof shall vest whenever the underlying Restricted Stock Unit to which such additional Restricted Stock Unit relates vests.

Section 2.2 – Forfeiture of Unvested Restricted Stock Units

Immediately upon the earlier to occur of the Executive’s Separation from Service (as defined in the Employment Agreement) or the day after the fifth anniversary of the Grant Date, the Executive shall forfeit any and all Restricted Stock Units granted under this Agreement which have not vested or do not vest on or prior to the earlier of such dates, and the Executive’s rights in any such Restricted Stock Units which are not so vested shall lapse and expire; provided, however, as follows:

A. All Restricted Stock Units granted under this Agreement shall be deemed to satisfy the time vesting requirement (but not any Vesting Price requirement that has not otherwise been independently satisfied) for purposes of Section 2.1(a) above in the event of:

(a) The Executive’s Separation from Service by reason of a termination by the Company without Cause or by the Executive for Good Reason or due to the Executive’s death or Disability (as such capitalized terms are defined in the Employment Agreement); or

(b) The occurrence of a Change in Control (as defined in the Employment Agreement).

B. Upon the occurrence of any of the events identified under paragraph A above at any time on or before the fifth anniversary of the Grant Date, in the event that a Vesting Price of at least $25 per share of Common Stock (as adjusted in accordance with Section 1.1(b) hereof) has been attained on or prior to the date of any such event, there will be pro-rata vesting between the Vesting Prices set forth in Section 2.1(a) based on interpolation to measure the percentage achieved between the highest Vesting Price that has been attained on or prior to the date of such event and the next Vesting Price by using an Intermediate Vesting Price. The “Intermediate Vesting Price” shall be the price per share of Common Stock (measured in cents) which is equal to the higher of (i) the lowest Fair Market Value of a share of Common Stock for the twenty (20) consecutive Trading Days immediately preceding the date of the applicable event identified under paragraph A above and (ii) the highest price per share of Common Stock paid in a transaction or event that results in a Change in Control. For example, if the Intermediate Vesting Price is calculated to be $27.50 per share, 50% of the additional Restricted Stock Units that would have vested based on attaining the Vesting Price of $30 will vest.

C. Upon the occurrence of any of the events identified under paragraph A above at any time on or before the fifth anniversary of the Grant Date, but excluding after the second anniversary of the Grant Date the Executive’s Separation from Service by reason of a termination by the Company without Cause at a time when the Executive would not have Good Reason to terminate employment, an additional twenty percent (20%) of the Executive’s Restricted Stock Units under this Agreement (not to exceed the aggregate number of remaining unvested Restricted Stock Units) shall vest as of the date of the applicable event, after giving effect to any pro-rata additional vesting that occurs as a result of paragraphs A and B above, subject to the following conditions:

(a) On or before the second anniversary of the Grant Date, such additional twenty percent (20%) vesting shall occur irrespective of whether any Vesting Price has been attained on or prior to the date of the applicable event.

(b) After the second anniversary and until and including the third anniversary of the Grant Date, such additional twenty percent (20%) vesting shall occur only if the $25 Vesting Price has been attained on or prior to the date of the applicable event.

(c) After the third anniversary and until and including the fourth anniversary of the Grant Date, such additional twenty percent (20%) vesting shall occur only if the $30 Vesting Price has been attained on or prior to the date of the applicable event.

(d) After the fourth anniversary and until and including the fifth anniversary of the Grant Date, such additional twenty percent (20%) vesting shall occur only if the $35 Vesting Price has been attained on or prior to the date of the applicable event.

Additional vesting under this Paragraph C shall be limited to twenty percent (20%) of the total Restricted Stock Units.

Notwithstanding the foregoing, for the avoidance of doubt, a termination of the Executive’s employment with the Company on or after the fifth anniversary of the Grant Date by reason of the expiration of the Employment Period (as defined in the Employment Agreement) shall not constitute a termination by the Company without Cause for purposes of this Agreement

Section 2.3 – Distribution or Payment of Restricted Stock Units

(a) All of the Executive’s Restricted Stock Units which are then vested under Sections 2.1 or 2.2 hereof shall be distributed in shares of Common Stock or, at the option of the Company, paid in cash on the earliest to occur of the following dates:

(i) the fifth anniversary of the Grant Date;

(ii) the date of the occurrence of a Change in Control (as defined in the Employment Agreement), but only if such transaction or event constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5); or

(iii) subject to Section 2.3(b), the date of the Executive’s Separation from Service (as defined in the Employment Agreement) for any reason.

No distribution or payment of the Executive’s vested Restricted Stock Units shall be made pursuant to Section 2.3(a)(ii) above upon the occurrence of a Change in Control (as defined in the Employment Agreement) that does not constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(b) Notwithstanding anything to the contrary in this Agreement, no Restricted Stock Unit shall be distributed or paid to the Executive pursuant to Section 2.3(a)(iii) hereof during the 6-month period following the Executive’s “separation from service” (within the meaning of

Section 409A(a)(2)(A)(i) of the Code) if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the distribution or payment of any of the Executive’s Restricted Stock Units is delayed as a result of the previous sentence, then on the first business day following the end of such 6-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the Executive’s death), such Restricted Stock Units shall be distributed in shares of Common Stock or, at the option of the Company, paid in cash.

(c) In the event that the Company elects to distribute the Executive’s Restricted Stock Units in shares of Common Stock, the Company shall make such distribution not later than the third business day after it receives written notice or has actual knowledge of an event requiring such distribution, provided that any such distribution made pursuant to Section 2.3(a)(ii) above upon the date of the occurrence of a Change in Control that constitutes a “change in control event” (as defined in Treasury Regulation Section 1.409A-3(i)(5)) shall be made or deemed made immediately preceding and effective upon the occurrence of such transaction or event.

(d) In the event that the Company elects to make payment of the Executive’s Restricted Stock Units in cash, the amount payable in cash for each Restricted Stock Unit shall be equal to the Fair Market Value of a share of Common Stock on the day immediately preceding the applicable distribution or payment date under Section 2.3(a) and (b) above.

(e) All distributions made in shares of Common Stock shall be made by the Company in the form of whole shares of Common Stock, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately prior to such distribution.

(f) The time of distribution of the Restricted Stock Units under this Agreement may not be changed except as may be permitted by the Administrator in accordance with Section 409A of the Code and the applicable Treasury Regulations promulgated thereunder.

Section 2.4 – Restricted Stock Units Not Transferable

Neither the Restricted Stock Units nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Executive or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law or by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 2.4 shall not prevent transfers by will or by the applicable laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

Section 2.5 – Restricted Stock Units on New Shares

In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of capital stock or other securities of the Company or of another corporation or other entity by reason of merger, consolidation, combination, recapitalization, reclassification, reorganization, stock split, stock dividend or combination of shares, or otherwise, such new or additional or different shares or securities which are issued upon conversion of or in exchange or substitution for one share of Common Stock shall be substituted as the property which the Executive will be entitled to receive in distribution or payment for each Restricted Stock Unit pursuant to Section 2.3 hereof, unless the Committee with the Executive’s consent provides for the substitution of new or additional or different shares or securities.

ARTICLE III.

MISCELLANEOUS

Section 3.1 – Holding Period and Additional Restrictions as to Ownership and Transfer

(a) Notwithstanding any provision of this Agreement to the contrary, in the event that the grant of the Restricted Stock Units is not exempt under Section 16 of the Exchange Act on the Grant Date, the Company will make any distribution or payment for a Restricted Stock Unit in cash to the extent that such payment or distribution is required to be made on or prior to the six month anniversary of the Grant Date.

(b) If any distribution of shares of Common Stock in settlement of Restricted Stock Units would otherwise violate the Ownership Limit set forth in the Articles of Incorporation of the Company (after giving effect to any waiver thereof by the Company), the Company will make payment for any such Restricted Stock Units in cash.

Section 3.2 – Conditions to Issuance of Stock Certificates

Shares of Common Stock which are distributed in settlement of Restricted Stock Units may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Upon payment of the purchase price set forth in Section 1.1(a), such shares of Common Stock shall be fully paid and nonassessable. The shares of Common Stock issued pursuant to this Agreement shall be held in book entry form and no certificates shall be issued therefor; provided, however, that certificates may be issued for shares of Common Stock issued pursuant to this Agreement at the request of the holder and in accordance with the charter and bylaws of the Company, as amended or supplemented from time to time. The Company shall not be required to issue such shares in book entry or certificated form prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange

Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d) To the extent that the Executive has elected to pay the purchase price or withholding taxes in cash pursuant to Section 1.1(a) or 3.8 hereof, the receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

The Company will use commercially reasonable efforts to satisfy all of the foregoing conditions on or prior to the date when any distribution or payment of the Restricted Stock Units is to be made to the Executive pursuant to Section 2.3(a) or (b) hereof (and, if any of the foregoing conditions remain unsatisfied as of such date, the Company will use commercially reasonable efforts to satisfy such conditions as promptly as reasonably practicable).

In the event that the Company delays a distribution or payment in settlement of Restricted Stock Units because it reasonably determines that the issuance of shares of Common Stock in settlement of Restricted Stock Units will violate Federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). The Company shall not delay any payment if such delay will result in a violation of Section 409A of the Code.

Section 3.3 – Ownership Limit and REIT Status

Notwithstanding anything to the contrary contained herein, in the event that the Committee reasonably determines that payment of the Restricted Stock Units in shares of Common Stock could cause the Executive to be in violation of the Ownership Limit (after giving effect to any waiver thereof by the Company) or could impair the Company’s status as a REIT, the Company may make such payments in cash pursuant to Section 2.3(d) hereof, but the Company may not limit or delay distributions or payments of the Restricted Stock Units.

Section 3.4 – Notices

Any notice to be given by the Executive under the terms of this Agreement shall be addressed to the Secretary of the Company (or, in the event that the Executive is the Secretary of the Company, then to the Company’s Chairman of the Board). Any notice to be given to the Executive shall be addressed to him at his home address on record with the Company. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Executive shall, if Executive is then deceased, be given to the Executive’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 3.4. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

Section 3.5 – Rights as Stockholder

Except as otherwise provided herein, the holder of the Restricted Stock Units shall not have any of the rights of a stockholder with respect to the Restricted Stock Units until shares of Common Stock are distributed to him in settlement of such Restricted Stock Units.

Section 3.6 – Conformity to Securities Laws

The Executive acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. To the extent permitted by applicable law, the Plan, this Agreement and the Restricted Stock Units shall be deemed amended to the extent necessary to conform to such laws, rules and regulations, provided, however, that no such amendment shall, without the written consent of the Executive, impair any rights or benefits of the Executive under this Agreement.

Section 3.7 – Amendments

This Agreement may only be amended in writing signed by a duly authorized officer of the Company and the Executive.

Section 3.8 – Tax Withholding

The Company or the Partnership shall be entitled to withhold in cash or deduction from other compensation payable to the Executive any sums required by federal, state or local tax law to be withheld with respect to the vesting, distribution or payment of the Restricted Stock Units. In satisfaction of the foregoing requirement upon distribution or payment of the Restricted Stock Units, whenever the Company makes distributions of Restricted Stock Units in shares of Common Stock, the Company shall withhold shares of Common Stock otherwise issuable in such distributions having a Fair Market Value equal to the sums required to be withheld, unless the Executive elects to make a cash payment to the Company for such withholding taxes by providing written notice to the Company of such election no less than 15 days prior to the date of which such shares are to be issued. Notwithstanding any other provision of the Plan or this Agreement, the number of shares of Common Stock which may be withheld with respect to the distribution or payment of the Restricted Stock Units in order to satisfy the Executive’s federal and state income and payroll tax liabilities with respect to the issuance of shares of Common Stock in payment of the Restricted Stock Units shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state income tax and payroll tax purposes that are applicable to such supplemental taxable income.

Section 3.9 – Governing Law

This Agreement shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

Section 3.10 – Unfunded, Unsecured Obligations

The obligations of the Company under the Plan and this Agreement shall be unfunded and unsecured, and nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of the Company for the benefit of the Executive or any other person or persons to whom benefits are to be paid pursuant to the terms of the Plan or this Agreement. The interest of the Executive or any other person hereunder shall be limited to the right to receive the benefits as set forth herein. To the extent that the Executive or any other person acquires a right to receive benefits under the Plan or this Agreement, such rights shall be no greater than the right of an unsecured general creditor of the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

MAGUIRE PROPERTIES, INC.,
a Maryland corporation
By:	/s/ WALTER L. WEISMAN
Name:	Walter L. Weisman
Title:	Director

MAGUIRE PROPERTIES, L.P., a Maryland limited partnership

By:	Maguire Properties, Inc., a Maryland corporation
Its:	General Partner

By:	/s/ WALTER L. WEISMAN
Name:	Walter L. Weisman
Title:	Director

EXECUTIVE

/s/ NELSON C. RISING
Nelson C. Rising

Signature Page to Performance-Based RSU Agreement (NCR)

APPENDIX A

ADJUSTMENTS TO VESTING PRICES AND NUMBER

OF RESTRICTED STOCK UNITS GRANTED

The following adjustments to Vesting Prices and/or the number of outstanding Restricted Stock Units shall be made from time to time by the Company, without duplication, in accordance with this Appendix A as follows:

(a) In case the Company shall hereafter pay or make a dividend or other distribution to all or substantially all holders of its outstanding shares of Common Stock in shares of Common Stock, each Vesting Price in effect immediately prior to the opening of business on the Ex-Dividend Date for such dividend or other distribution shall be reduced so that the same shall equal the price determined by multiplying such Vesting Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Dividend Date for such dividend or other distribution, and the denominator shall be the sum of (i) such number of shares and (ii) the total number of shares of Common Stock constituting the dividend or other distribution, such reduction to become effective immediately prior to the opening of business on the Ex-Dividend Date for such dividend or other distribution.

(b) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Vesting Price in effect immediately prior to the opening of business on the effective date for such subdivision or split shall be proportionately reduced and the number of outstanding Restricted Stock Units as of immediately prior to the opening of business on the effective date for such subdivision or split shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Vesting Price in effect immediately prior to the opening of business on the effective date for such combination shall be proportionately increased and the number of outstanding Restricted Stock Units as of immediately prior to the opening of business on the effective date for such combination shall be proportionately reduced, such reduction or increase, as the case may be, to become effective immediately prior to the opening of business on the effective date for such subdivision, split or combination.

(c) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock cash (excluding any ordinary quarterly cash dividends of the Company), each Vesting Price in effect immediately prior to the opening of business on the Ex-Dividend Date for such dividend or other distribution shall be reduced so that the same shall equal the price determined by multiplying such Vesting Price by a fraction of which the numerator shall be the Current Market Price of the Common Stock as of immediately prior to the opening of business on the Ex-Dividend Date for such dividend or other distribution minus the amount of cash so distributed applicable to one share of Common Stock, and the denominator shall be the Current Market Price of the Common Stock as of immediately prior to the opening of business on the Ex-Dividend Date for such dividend or other distribution, such reduction to become effective immediately prior to the opening of business on the Ex-Dividend Date for such dividend or other distribution.

(d) In case the Company shall hereafter pay or make a dividend or other distribution (other than ordinary quarterly cash dividends) in shares of Common Stock, cash or other property to all or substantially all holders of its outstanding shares of Common Stock, the number of Restricted Stock Units outstanding as of the date of payment of any such dividend or distribution shall be increased by a number of Restricted Stock Units equal to either (i) in the case of a stock dividend, the product of (x) the number of shares of Common Stock so distributed with respect to one share of Common Stock and (y) the number of Restricted Stock Units outstanding as of the date of payment of such stock dividend or (ii) in the case of all other dividends or distributions, the product of (x) the quotient obtained by dividing (A) the aggregate amount of cash and/or fair market value of other property which is paid with respect to one share of Common Stock in connection with such dividend or other distribution by (B) the Fair Market Value of a share of Common Stock on the date of payment of such dividend or distribution and (y) the number of Restricted Stock Units outstanding as of the date of payment of such dividend or other distribution. In either case of clause (i) or (ii), such increase shall become effective as of the date of payment of such dividend or other distribution.

(e) As soon as reasonably practicable in connection with any other corporate transactions or events not set forth in (a) through (d), including any such transaction that constitutes a recapitalization, reclassification, reorganization, merger, consolidation, split-up, combination, redemption, repurchase, dividend or other distribution, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company or the Partnership, or exchange of Common Stock or other securities of the Company or the Partnership, or issuance of warrants, options or other rights to purchase Common Stock or other securities of the Company or the Partnership, or other similar corporate transaction or event, the Board or the Compensation Committee of the Board shall make a good faith determination as to what adjustments, if any, to Vesting Prices and/or the number of outstanding Restricted Stock Units are appropriate in order to preserve for the Restricted Stock Unit Holder the benefits or potential benefits intended to be provided to such Restricted Stock Unit Holder, and shall make any such adjustments at such time as it determines in good faith is appropriate in order to preserve for the Restricted Stock Unit Holder the benefits or potential benefits intended to be provided to such Restricted Stock Unit Holder.

(f) Whenever an adjustment to any Vesting Price or number of outstanding Restricted Stock Units is made pursuant to this Appendix A, the Company shall reasonably promptly provide the Restricted Stock Unit Holder with written notice setting forth the Vesting Prices and the number of outstanding Restricted Stock Units held by the Restricted Stock Unit Holder after giving effect to such adjustments.

(g) For purposes of this Appendix A, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

(h) For the purposes of this Appendix A, the following capitalized terms shall have the meanings ascribed to them below:

“Current Market Price” of the Common Stock on any day means the average of the Fair Market Value for a share of Common Stock for each of the twenty (20) consecutive Trading Days ending on the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

“Ex-Dividend Date” means the first date upon which a sale of the Common Stock, regular way on the relevant exchange or in the relevant market for the Common Stock, does not automatically transfer the right to receive the relevant dividend or other distribution from the seller of the Common Stock to its buyer.

“Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not quoted on the NYSE, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded.